Exhibit 99.1

ChineseInvestors.com, Inc. Announces that it has Entered into a Letter of Intent to Acquire the Assets of XBTeller.com to Expand its Cryptocurrency and Blockchain Business to Include a Dedicated ATM/OTC Operation

NEW YORK CITY, NY (May 7, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that the Company has entered into a letter of intent (“Letter of Intent”) to acquire the assets of XBTeller.com, a leading Colorado Cryptocurrency ATM and over the counter (“OTC”) operation. The Letter of Intent contemplates: (1) a total investment by the Company of approximately $2,500,000, with $400,000 to be paid in cash and the remainder to be paid in the Company’s restricted stock; (2) an additional investment in the operations of approximately $1,000,000, over the next twelve to eighteen months, that will provide for the expansion of the existing ATM network locations in Colorado and in other states as identified by the Company that will complement the Company’s existing cryptocurrency and blockchain business; and (3) XBTeller.com founders Noah Berger and Alex Syal will join the ChineseInvestors.com, Inc. management team to lead the ATM/OTC operations. XBTeller.com currently has 9 ATM locations throughout Colorado and is currently reporting approximately $500,000 in unaudited monthly revenues, which includes over the counter transactions.

Chineseinvestors.com, Inc. CFO, Paul Dickman explained “The acquisition of XBTeller.com provides ChineseInvestors.com, Inc. the opportunity to expand its current cryptocurrency and blockchain business to include a retail facing service.”

In 2017, the Company launched Bitcoin Millionaire, a daily cryptocurrency video newscast broadcast from the floor of the NYSE covering all aspects of the emerging digital currency world. Shortly thereafter, it expanded the coverage of its core internet education services with the launch of www.newcoins168.com, a free cryptocurrency and blockchain portal providing up-to-date news and investment education in the Chinese language covering cryptocurrency basics, trading guidelines, real-time market commentary and analysis covering cryptocurrency, blockchain technology and mining sector related stocks, trends and ETFs, and strategies and opportunities to capitalize on the cryptocurrency market. The Company is also exploring investments into cryptocurrency mining with its recent purchase of ASIC (Application Specific Integrated Circuit) machines used to mine SHA-256 or Scrypt mining algorithms to earn cryptocurrencies such as Bitcoin and Litecoin.

According to Dickman, “The combined synergy of the media and internet education services, the mining, and the ATM/OTC operations is expected to generate $10m-15m in revenue in the first twelve months following complete integration. The parties have until June 30, 2018 to enter into a definitive asset purchase agreement. In the furtherance of this objective, the Company has committed to provide a refundable earnest money deposit of $10,000 pending completion of the agreement.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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